Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-127357, 333-42082, 333-47259, 333-68255, 333-77051) of Tier Technologies, Inc. of our report dated December 27, 2004, except for the restatement described in Note 1 to the consolidated financial statements (not presented herein), as to which the date is October 23, 2006, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers, LLP
San Jose, California
December 12, 2006